Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 8, 2005 (this “Agreement”), is entered into by and among AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), and Teachers Insurance and Annuity Association of America, a New York corporation (“Teachers”).

RECITALS

     WHEREAS, pursuant to the Exchange Agreement between the Operating Partnership, AMB Property Corporation, a Maryland corporation, and Teachers of even date herewith, Teachers has agreed to assign and transfer to the Operating Partnership all of the Operating Partnership’s $5.094% Notes due 2015 (the “Notes”) held by Teachers, and the Operating Partnership has agreed to issue in exchange (the “Exchange”) the Operating Partnership’s $100,000,000 6.9% Reset Put Securities due 2015 (“Putable/Callable 2005”);

     WHEREAS, the Operating Partnership has agreed to provide the registration rights set forth herein to Teachers and any subsequent holder or holders of the Notes.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

     Section 1.01 Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

     “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agreement” has the meaning given to such term in the preamble hereto.

     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized by law to close.

     “Commission” means the Securities and Exchange Commission.

     “Exchange” has the meaning set forth in the preamble to this Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Holder” means any Person who is the record or beneficial owner of any Registrable Security or any assignee or transferee of such Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) unless such Registrable Security is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act, in each such case where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

     “Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Registrable Securities” means Notes at any time owned, either of record or beneficially, by any Holder until (i) a registration statement covering such securities has been declared effective by the Commission and such securities have been sold or transferred pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 promulgated under the Securities Act (“Rule 144”) are met or under which such securities may be sold pursuant to Rule 144(k) or (iii) such securities have been otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Operating Partnership has delivered a new certificate or other evidence of ownership for such securities not bearing the Securities Act restricted stock legend and such securities may be resold without subsequent registration under the Securities Act.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to this Agreement.

     “Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

ARTICLE II.
REGISTRATION RIGHTS

     Section 2.01 Shelf Registration. Upon written notice from Teachers, the Operating Partnership shall use its commercially reasonable efforts to prepare and file with the Commission as promptly as practicable a “shelf” registration statement on any form for which the Operating Partnership then qualifies or which counsel for the Operating Partnership shall deem appropriate and which form shall be available for the resale of the Registrable Securities by the Holders for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable after such filing date; provided that in no event shall the Operating Partnership be required to file the Shelf Registration Statement with the Commission prior to eighteen (18)

months after the Exchange. The Operating Partnership shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until the earliest of (A) 24 months following the effective date of the Shelf Registration Statement, (B) such time as all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement or Rule 144 and (C) the date on which the Registrable Securities may be sold without volume restrictions in accordance with Rule 144.

     Section 2.02 Registration Procedures; Filings; Information. In connection with the Shelf Registration Statement, the Operating Partnership will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the Selling Holders’ intended method of disposition thereof as quickly as practicable, and in connection therewith:

     (a) The Operating Partnership will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus copies of such registration statement or prospectus or any amendment or supplement thereto as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, one conformed copy of such registration statement, each amendment thereof and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein; provided, that each such exhibit need only be provided once), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; subject to the limitations and provisions contained herein, the Operating Partnership consents to the use of any such prospectus, including each preliminary prospectus, by such Selling Holder in connection with the offering and sale of the Registrable Securities covered by such prospectus.

     (b) After the filing of the registration statement, the Operating Partnership will promptly notify each Selling Holder of Registrable Securities covered by such registration statement (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, and (ii) of any stop order issued or threatened by the Commission, and the Operating Partnership will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; in the event the Operating Partnership shall give notice of any issued stop order under Section 2.02(b)(ii) hereof, the Operating Partnership shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.01 hereof) by the number of days during the period from and including the date of giving of notice pursuant to Section 2.02(b)(ii) hereof to the date the Operating Partnership shall give notice to the Selling Holders of the removal of such stop order.

     (c) The Operating Partnership will use its best efforts to (i) register or qualify the Registrable Securities under such other state securities or blue sky laws of such jurisdictions in the United States (where an exemption is not available) as any Selling Holder or managing Underwriter or Underwriters, if any, reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Operating Partnership and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Operating Partnership will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (d) The Operating Partnership will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly make available to each Selling Holder a reasonable number of copies of any such supplement or amendment.

     (e) The Operating Partnership will enter into customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

     (f) The Operating Partnership will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Operating Partnership (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Operating Partnership’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Operating Partnership determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Records have been generally made available to the public. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Operating Partnership or its Affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Operating Partnership and allow the Operating Partnership, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     The Operating Partnership may require, as a condition precedent to the obligations of the Operating Partnership under the Agreement, each Selling Holder of Registrable Securities to promptly furnish in writing to the Operating Partnership such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Operating Partnership may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Operating Partnership of, or such Selling Holder obtains knowledge of, the happening of any event of the kind described in Section 2.02(d) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement and prospectus covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(d) hereof, and, if so directed by the Operating Partnership, such Selling Holder will deliver to the Operating Partnership all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus and each amendment thereof and supplement thereto covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Operating Partnership at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event known to such Selling Holder as a result of which information previously furnished by such Selling Holder to the Operating Partnership in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event the Operating Partnership shall give such notice, the Operating Partnership shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.01 hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.02(d) hereof to the date when the Operating Partnership shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 2.02(d) hereof.

     Section 2.03 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Operating Partnership shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Operating Partnership and customary fees and expenses for independent certified public accountants retained by the Operating Partnership, (vii) the reasonable fees and expenses of any special experts retained by the Operating Partnership in connection with such registration, and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Operating Partnership) for Teachers. Except as expressly set forth in the preceding sentence, the Operating Partnership shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

     Section 2.04 Indemnification by the Operating Partnership. The Operating Partnership agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Operating Partnership shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission of material fact so made in reliance upon and in conformity with information furnished in writing to the Operating Partnership by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein.

     Section 2.05 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Operating Partnership, its officers, directors and agents and each Person, if any, who controls the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Operating Partnership to such Selling Holder, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or with such Selling Holder’s authorization or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

     Section 2.06 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 2.04 or 2.05 hereof, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party has not employed counsel to assume the defense of such proceeding within a reasonable time after receiving notice of the commencement of the proceeding, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.04 hereof, by the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.05 hereof, the Operating Partnership. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     Section 2.07 Contribution. If the indemnification provided for in Sections 2.04 or 2.05 hereof is unavailable for any reason to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Operating Partnership and of each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Operating Partnership on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or such Selling Holder, and the Operating Partnership’s and the Selling Holder’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Operating Partnership and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.07 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Sections 2.04 and 2.05 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders’ obligations to contribute pursuant to this Section 2.07 are several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

     Section 2.08 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in the applicable underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form and reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II.

     Section 2.09 Rule 144. The Operating Partnership covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Operating Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements.

     Section 2.10 Holdback Agreements.

     (a) If the Operating Partnership determines in its good faith judgment that the filing or effectiveness of the Shelf Registration Statement or the use of any related prospectus would require the disclosure of non-public material information that the Operating Partnership has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Operating Partnership’s ability to consummate a material action, and that the Operating Partnership is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Operating Partnership, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Operating Partnership to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (which, for purposes of clarification only, includes but is not limited to the filing and declaration of effectiveness of the Shelf Registration Statement pursuant to Sections 2.01 and 2.02 hereof) shall be suspended until the earlier of (i) the date upon which the Operating Partnership notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.10(a) is no longer necessary and (ii) 120 days following the notice of determination that the filing of the Shelf Registration Statement or use of any related prospectus would require the disclosure of such non-public material information. The Operating Partnership agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

     (b) If all reports required to be filed by the Operating Partnership pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Operating Partnership has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Act, upon written notice thereof by the Operating Partnership to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Operating Partnership to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the date on which the Operating Partnership has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Act to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and the Operating Partnership shall notify the Holders as promptly as practicable when such suspension is no longer required.

     (c) If, pursuant to Section 2.10(a) or Section 2.10(b) hereof, the Operating Partnership suspends the Holders’ rights under this Agreement, the Operating Partnership shall extend the period during which the registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of such suspension to and including the date when the Holders shall have received notice from the Operating Partnership that such suspension of rights is no longer necessary.

ARTICLE III.
MISCELLANEOUS

     Section 3.01 Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Operating Partnership agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     Section 3.02 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Operating Partnership and Teachers. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 3.03 Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

(1)	if to Teachers:

Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, NY 10017

Attention: Joseph Romano, Managing Director
Facsimile Number: (212) 916-6960

with a copy to:

Mayer, Brown, Rowe & May LLP
1675 Broadway
New York, NY 10019-5820
Attention: Jin K. Kim
Facsimile Number: (212) 849-5696

     (2) if to the Operating Partnership, initially at Pier 1, Bay 1, San Francisco, California 94111 (Attention: General Counsel), or to such other address as the Operating Partnership may hereafter specify in writing;

with a copy to:

Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
Attention: Laura L. Gabriel, Esq.
Facsimile Number: (415) 395-8095

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Section 3.04 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto. Counterparts hereof containing facsimile copy signatures shall have the same force and effect as original signed counterparts.

     Section 3.06 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law provisions thereof.

     Section 3.07 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 3.08 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Operating Partnership with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 3.09 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.10 No Third Party Beneficiaries. Nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMB PROPERTY, L.P.

By:	AMB Property Corporation, its
General Partner

By:	/s/ Michael A. Coke

Michael A. Coke Executive Vice President and Chief Financial Officer

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA,
a New York corporation

By:	/s/ Stephen J. Kraljic

Name: Stephen J. Kraljic

Title: Director